                                                                Exhibit 28.3

-                                  -            CENTURY BANCORP, INC.
                                            ------------------------------
                                        HOLDING COMPANY FOR HOME SAVINGS, SSB

                                                   STOCK ORDER FORM

-                                  -    NOTE: Please read the Stock Order Form
                                        Instructions and Guide on the back as
                                               you complete this form.

DEADLINE: The Subscription Offering will expire at 12:00 noon, Eastern Time,
          on         , 1996, unless extended.
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 (1)   Number of             Subscription Price          (2)  Total Payment
         Shares                                                    Due
 -----------------------           X$50.00=              --------------------

 -----------------------                                 --------------------
 The minimum number of shares that may be subscribed for is 10 shares and the maximum is 5,000, except for purchases by the Employee Stock Ownership Plan of Home Savings, SSB ("Home Savings"). The maximum purchase limit is subject to possible change. See the Stock Order Form Instructions and Guide on the
 back of this form and the Prospectus.
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METHOD OF PAYMENT                       IMPORTANT PURCHASER INFORMATION
(3) [_] Enclosedis a check,        (5) a [_] Check here if you were a depositor
        bank draft or money                  of Home Savings on March 31, 1995
        order made payable to                (the Eligibility Record Date).
        Century Bancorp, Inc.                Enter information below for all
        in the amount of:                    deposit accounts that you had at
                                             Home Savings on March 31, 1995.
    ----------- Cash can be        (5) b [_] Check here if you were a depositor
    $           used only                    of Home Savings on September 30,
    ----------- if presented                 1996 (the Supplemental Eligibility
                in person at                 Record Date). Enter information
                Home Savings'                below for all deposit accounts that
                office.                      you had at Home Savings on
(4) [_] The undersigned                      September 30, 1996.
        authorizes withdrawal      (5) c [_] Check here if you were a borrower
        from this (these)                    from Home Savings on    , 1996 (the
        account(s) at Home                   Voting Record Date) or a
        Savings. Please                      depositor of Home Savings
                 ------                      on      , 1996 who did
        contact the Stock                    not have a deposit on March 31,
        -----------------                    1995 or September 30, 1996. Enter
        Information Center                   information below for all loan and
        ------------------                   deposit accounts that you had at
        prior to         ,                   Home Savings on       , 1996 (the
        ------------------                   Voting Record Date).
        1996 if you wish to        (5) d [_] State in which you reside:
        -------------------
        use your Home Savings                -----------------------------------
        ---------------------
        IRA for stock                Account Title
        -------------                 (Names on    Deposit   Loan      Account
        purchase.                      Accounts)   Account  Account    Number
        ---------                  --------------------------------------------
Account Number    Amount                             [_]      [_]
----------------------------       --------------------------------------------
                $                                    [_]      [_]
----------------------------       --------------------------------------------
                $                                    [_]      [_]
----------------------------       --------------------------------------------
                $                                    [_]      [_]
----------------------------       --------------------------------------------
Total Withdrawal
Amount          $
                ------------
There is no penalty for early
withdrawals used for stock payment.

           STOCK REGISTRATION (SEE BACK UNDER STOCK OWNERSHIP GUIDE)
(6) Form of Stock Ownership:
    [_] Individual  [_] Joint tenants with    [_] Tenants in common [_] Uniform
                        right of survivorship                           Transfer
    [_] Fiduciary   [_] Corporation or        [_] Other                   to
        (i.e., trust,   or Partnership                 -------------    Minors
        estate, etc.)

(7) Name(s) in which your stock is to be registered (Please Print Clearly)

--------------------------------------------------------------------------------
Name(s) continued

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Street Address            City                 County         State       Zip
                                                                          Code
--------------------------------------------------------------------------------
Social Security No. or Tax ID No.

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                            -------------------------   ----------------------
                                 Daytime Phone               Evening Phone
(8)Telephone Information     (  )                        (  )
                            -------------------------   ----------------------
NASD AFFILIATION
(9) [_] Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with a NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which a NASD member or person associated with a NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD Affiliation box: (i) that you are an eligible purchaser in Home Savings' mutual to stock conversion, (ii) not to sell, transfer or hypothecate the stock for a period of three months following issuance, and (iii) to report this subscription in writing to the applicable NASD member within one day of payment therefor.

ACKNOWLEDGMENT
(10) To be effective in the Subscription Offering, this fully completed Stock Order Form must be actually received by Home Savings no later than 12:00 noon,
Eastern time on         , 1996, unless extended; otherwise this Stock Order
Form and all subscription rights will be void. Completed Stock Order Forms, together with the required payment or withdrawal authorization, may be delivered to any Home Savings' office or may be mailed to the Post Office Box indicated on the enclosed business reply envelope. All rights exercisable hereunder are not transferable and shares purchased upon exercise of such rights must be purchased for the account of the person exercising such rights. It is understood that this Stock Order Form will be accepted in accordance with, and subject to, the terms and conditions of the Amended and Restated Plan of Holding Company Conversion ("Plan of Conversion") of Home Savings described in the accompanying Prospectus. If the Plan of Conversion is not approved by the voting members of Home Savings at a Special Meeting to be held
on        , 1996, or any adjournment thereof, all orders will be cancelled and funds received as payment, with accrued interest, will be returned promptly. The undersigned agrees that after receipt by Home Savings, this Stock Order Form may not be modified, withdrawn or cancelled (unless the Conversion is not completed within 45 days of the completion of the Subscription Offering) without Home Savings' consent and if authorization to withdraw from deposit accounts at Home Savings has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned.

APPLICABLE FEDERAL REGULATIONS PROHIBIT ANY PERSON FROM TRANSFERRING OR ENTERING INTO ANY AGREEMENT DIRECTLY OR INDIRECTLY TO TRANSFER THE LEGAL OR BENEFICIAL OWNERSHIP OF CONVERSION SUBSCRIPTION RIGHTS, OR THE UNDERLYING SECURITIES TO THE ACCOUNT OF ANOTHER. HOME SAVINGS AND CENTURY BANCORP, INC. WILL PURSUE ANY AND ALL LEGAL AND EQUITABLE REMEDIES IN THE EVENT THEY BECOME AWARE OF THE TRANSFER OF CONVERSION SUBSCRIPTION RIGHTS AND WILL NOT HONOR ORDERS KNOWN BY THEM TO INVOLVE SUCH TRANSFER.

I ACKNOWLEDGE THAT THE COMMON STOCK OFFERED IS NOT A SAVINGS OR DEPOSIT ACCOUNT AND IS NOT INSURED BY THE SAVINGS ASSOCIATION INSURANCE FUND, THE BANK INSURANCE FUND, THE FEDERAL DEPOSIT INSURANCE CORPORATION, OR ANY OTHER GOVERNMENT AGENCY, MAY LOSE VALUE AND IS NOT GUARANTEED BY CENTURY BANCORP, INC. OR HOME SAVINGS.

I ALSO ACKNOWLEDGE RECEIPT OF A PROSPECTUS DATED      , 1996.

            A VALID STOCK ORDER FORM MUST BE SIGNED AND DATED BELOW

Under penalty of perjury, I certify that the Social Security or Tax ID Number and the information provided in this Stock Order Form are true, correct and complete, that I am not subject to back-up withholding, that I am purchasing for my own account, that there is no agreement or understanding regarding the transfer of my subscription rights or the sale or transfer of these shares and that I have received a copy of the Prospectus and am aware of the risks associated with an investment in Century Bancorp, Inc.

SIGNATURE(S)
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  (11)Signature             Date       Signature                 Date

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          FOR OFFICE USE ONLY
-----------------------------------------     STOCK INFORMATION CENTER
 Date              Category # ___________         HOME SAVINGS, SSB
 Received __ /__ /__
 Batch # _________ Deposit ______________    P. O. BOX 989 (27361-0989)
 Order # _________ Date Input  /_ /               22 WINSTON STREET
----------------------------------------- THOMASVILLE, NORTH CAROLINA 27360
                                                     (910) -

                             CENTURY BANCORP, INC.
===============================================================================
                             SUBSCRIPTION OFFERING
                               STOCK ORDER FORM
                            INSTRUCTIONS AND GUIDE
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---------------------
STOCK OWNERSHIP GUIDE
---------------------

INDIVIDUAL
Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", "single person", etc.

JOINT TENANTS WITH RIGHT OF SURVIVORSHIP
Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.

TENANTS IN COMMON
Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.

UNIFORM TRANSFER TO MINORS
Stock may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Acts of each state. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is "CUST", while the Uniform Transfer to Minors Act is "Unif Tran Min Act". Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the North Carolina Uniform Transfer to Minors Act will be abbreviated John Doe, CUST Susan Doe Unif Tran Min Act, NC (use minor's social security number).

FIDUCIARIES
Information provided with respect to stock to be held in a fiduciary capacity must contain the following:

 * The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title
   (name). If an individual and a corporation, list the corporation's title before the individual.
 * The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.
 * A copy and description of the document governing the fiduciary relationship, such as living trust agreement or court order. Without documentation establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.
 * The date of the document governing the relationship except that the date of a trust created by a will need not be included in the description.
 * The name of the maker, donor or testator and the name of the beneficiary.

An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated 10-1-87 for Susan Doe.

You may mail your completed Stock Order Form in the envelope that has been provided, or you may deliver your Stock Order Form to Home Savings' Office. In order to purchase stock in the Subscription Offering, your Stock Order Form, properly completed, and payment in full (or withdrawal authorization) at the Subscription Price of $50 per share must be received by Home Savings no later
than 12:00 noon, Eastern Time, on        , 1996, unless such date is extended,
or your Stock Order Form will become void. Stock Order Forms shall be deemed received only upon actual receipt at Home Savings' office.

If you need further assistance, please call the Stock Information Center at
(910) . We will be pleased to help you with the completion of your Stock Order Form or answer any questions you may have.

ITEM INSTRUCTIONS
-----------------
ITEMS 1 AND 2--
Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares purchased by the Subscription Price of $50.00 per share. The minimum purchase is 10 shares. The maximum purchase by (i) any person or entity (other than Home Savings' Employee Stock Ownership Plan), or (ii) persons or entities exercising subscription rights through a single account, or (iii) persons acting in concert is 5,000 shares. In addition, no person or entity, or group of persons acting in concert, together with any Associates (as defined in the Prospectus), may subscribe for more than 7,000 shares. The Board of Directors of Home Savings has the right to (i) reduce the 5,000 and 7,000 share maximum purchase limitations to an amount not less than one percent of the shares of common stock issued in the Conversion or (ii) increase the 5,000 and 7,000 share maximum purchase limitations to an amount of up to five percent of the shares of common stock issued in the Conversion. Any change in the maximum purchase limitation may occur at any time prior to consummation of the
Conversion, either before or after        , 1996. If any maximum purchase
limitation is increased, any subscriber or group of subscribers who has subscribed for the maximum amount which is increased, and certain other large subscribers in the discretion of Century Bancorp, Inc.,, will be given the opportunity to increase their subscriptions up to the higher maximum purchase limitation. Century Bancorp, Inc. and Home Savings reserve the right to reject any order received in the Community Offering, in whole or in part.
Century Bancorp, Inc. and Home Savings also have the right to reject the order of any subscriber who (i) submits false or misleading information on a Stock Order Form or otherwise, (ii) attempts to purchase shares in violation of the Plan of Conversion or applicable law or (iii) fails to cooperate with attempts to verify information with respect to purchase rights.

ITEM 3--
Payment for shares may be made in cash (only if delivered by you in person) or by check, bank draft or money order made payable to Century Bancorp, Inc. Your funds will earn interest at the Home Savings' current passbook savings rate until the Conversion is completed or terminated. DO NOT MAIL CASH TO PURCHASE STOCK! Please check this box if your method of payment is by cash, check, bank draft or money order.

ITEM 4--
If you pay for your stock by a withdrawal from a Home Savings deposit account, insert the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. Your order will be rejected if, on the date your order is received, the accounts designated by you do not contain sufficient funds to complete your purchase. There will be no penalty assessed for early withdrawals from certificate accounts used for stock purchases. This form of payment may not be used if your account is an Individual Retirement Account. If you wish to use your IRA currently at Home Savings, you must call the Stock
Information Center prior to        , 1996 and complete all paperwork required
no later than        , 1996.

ITEM 5--

a. Please check this box if you were a depositor of Home Savings on March 31, 1995 (the Eligibility Record Date). You must list the full title and account numbers of all accounts you had on this date in order to insure proper identification of your purchase rights and preferences.

b. Please check this box if you were a depositor of Home Savings on September 30, 1996 (the Supplemental Eligibility Record Date). You must list the full title and account numbers of all accounts you had on this date in order to insure proper identification of your purchase rights and preferences.

c. Please check this box if you are a borrower from Home Savings as of    ,
1996 (the "Voting Record Date") or a depositor at Home Savings on the Voting Record Date and you were not a depositor on March 31, 1995 or September 30,
1996. If you were a borrower from Home Savings on       , 1996 (the Voting
Record Date), you must list the name of all borrowers on your loan accounts and the loan account number for all loan accounts that you had at such date in order to insure proper identification of your purchase rights and preferences. If you were a depositor, you must list the full title and account numbers of all accounts you had on this date in order to insure proper identification of your purchase rights and preferences.

d. You must list the state in which you reside.

ITEMS 6,7 AND 8--
The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of your common stock. Please complete items 6, 7 and 8 as fully and accurately as possible, and be certain to supply your social security number or tax identification number and your daytime and evening telephone number(s). We will need to call you if we cannot execute your order as given. If you have any questions or concerns regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described under "Stock Ownership Guide."

ITEM 9--
Please check this box if you are a member of the NASD or if this item otherwise applies to you.

ITEMS 10 AND 11--
Please sign and date the Stock Order Form where indicated. Review the Stock Order Form carefully before you sign, including the acknowledgement. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds. If you have any remaining questions, or if you would like assistance in completing your Stock Order Form, you may call the Stock Information Center. The Stock Information Center phone number is
(910)       .